Exhibit 99.1

MICT Receives Nasdaq Notification of Non-Compliance with Listing Rule 5250(c)(1) regarding its Inability to File its Form 10-Q Due to the Impact of Strict COVID-19 Lockdown Restrictions in China on the completion of its Audit)

MONTVALE, N.J., May 24, 2022 -- MICT, Inc. (Nasdaq: MICT) (“MICT” or the “Company”), today announced that it received written notice (the “Notice”) from the Listing Qualifications Department of the Nasdaq Stock Market (“Nasdaq”) notifying the Company that it was not in compliance with the requirements of Nasdaq Listing Rule 5250(c)(1) as a result of not having timely filed its Quarterly Report on Form 10-Q for the period ended March 31, 2022 (“Q1 Form 10-Q”).

The Notice has no immediate effect on the listing or trading of MICT’s common stock on the Nasdaq Capital Market. Under the Nasdaq Rules the Company has until June 20, 2022 to file the Q1 Form 10-Q with the SEC or submit a plan to regain compliance with Rule 5250(c)(1). If the Company is unable to file the Q1 Form 10-Q with the SEC by June 20, 2022 but has submitted to Nasdaq its plan to regain compliance and had it accepted, then Nasdaq can grant the Company up to 180 calendar days from the due date of the Annual Report on Form 10-K for the year ended December 31, 2021 (the “2021 Form 10-K”), or until October 12, 2022, to regain compliance.

As previously disclosed, the reason for the failure to timely file its fourth quarter and year-end 2021 Form 10-K, which in turn is preventing the timely filing of its Q1 2022 Form 10-Q, is because of the extremely strict COVID-19 lockdown protocols imposed throughout large parts of China. Such COVID-19 lockdown protocols have prevented the completion of audit fieldwork, as required under PCAOB auditing standards, at branch offices in three provinces. The Company plans to file its fourth quarter and year-end 2021 Form 10-K as soon as possible, followed by its Q1 Form 10-Q shortly thereafter, prior to the June 20, 2022 deadline prescribed by Nasdaq.

Darren Mercer, MICT CEO commented, “While the delays on our December 31, 2021 audit completion continue to be a source of frustration, we are pleased that significant progress has been made over the last ten days and, as a result, we believe that our 10-K will be filed well before Nasdaq’s required deadline. We will announce the date of the earnings call in the coming days. Furthermore, our first quarter 10-Q shall be filed shortly thereafter.”

About MICT, Inc.

MICT, Inc. (NasdaqCM: MICT) operates through its subsidiaries, GFH Intermediate Holdings Ltd (“GFHI”), its various fully owned subsidiaries or VIE structures. GFHI’s versatile proprietary trading technology platform is designed to serve a large number of high growth sectors in the global fintech space. Primary areas of focus include online brokerage for equities trading and sales of insurance products in several high-growth foreign markets including Asia where GFH owns a substantial propriety database of users.

Cautionary Note Regarding Forward-Looking Statements

This press release contains express or implied forward-looking statements within the Private Securities Litigation Reform Act of 1995 and other U.S. Federal securities laws. All statements other than statements of historical fact contained in this press release are forward-looking statements. The words “believe,” “may” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect” and similar expressions, as they relate to us, are intended to identify forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, business prospectus, growth strategy and liquidity. Such forward-looking statements and their implications involve significant known and unknown risks, uncertainties and other factors that may cause actual results or performance to differ materially from those projected. The forward-looking statements contained in this press release are subject to other risks and uncertainties, including those discussed in the “Risk Factors” section and elsewhere in the Company’s annual report on Form 10-K for the year ended December 31, 2020 and in subsequent filings with the Securities and Exchange Commission. Except as otherwise required by law, the Company is under no obligation (and expressly disclaims any such obligation) to update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

Contact information:

ir@mict-inc.com